SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2008

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

1 Federal Street, Billerica, MA 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 715-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 16, 2008, Soapstone Networks Inc. (the “Company”) appointed Donald J. Wadas, age 50, Senior Vice President of Worldwide Field Operations of the Company. From April 2007 to his appointment, Mr. Wadas had served as Global Vice President of Worldwide Sales and Service of Brix Networks, Inc., a global provider of open and extensible converged service assurance solutions to service providers and enterprises, which was acquired by EXFO, Inc. in April 2008. From 2004 to 2007, Mr. Wadas was employed at Telcordia Technologies, Inc., a leading global provider of telecommunications software and services for IP, wireline, wireless and cable networks, where he last served as Global Vice President of Sales – Next Generation OSS. From 2002 to 2004, Mr. Wadas was the Vice President of Sales – Americas for Granite Systems Inc., which was acquired by Telcordia Technologies, Inc. in 2004.

Pursuant to a letter agreement with the Company, Mr. Wadas will receive an annual salary of $210,000 and a one-time bonus of $35,000 (the “Bonus”). Mr. Wadas will also be paid a non-recoverable draw of $70,000 (the “Draw”) over the first six months of employment, with half of the Bonus and Draw or $52,500, applied against Mr. Wadas’ eligible bonus for fiscal 2009, the target for which is 100% of base salary or $210,000, payable semi-annually. In addition, on October 16, 2008, Mr. Wadas was granted a non-qualified option to purchase 100,000 shares of common stock of the Company under the 2008 Global Stock Plan. Such options have a strike price of $2.94 per share (the closing price of a share of the Company’s common stock on the NASDAQ National Market on such date), a seven (7) year term, and are subject to a four (4) year vesting schedule, which provides for vesting of 25% upon the first anniversary of the date of grant and 2.0833% per month thereafter. Mr. Wadas’ employment is at will and may be terminated at any time by either party for any reason, with or without cause.

The Company has also entered into its standard Severance Pay Agreement and standard Indemnification Agreement with Mr. Wadas. The Severance Pay Agreement provides that upon termination of Mr. Wadas’ employment without cause or by Mr. Wadas for good reason, Mr. Wadas will receive six (6) months continuation of salary and benefits. In the event that Mr. Wadas is terminated without cause prior to a change in control, he will receive six (6) months acceleration of remaining unvested options. In addition, upon a change in control, Mr. Wadas will receive accelerated vesting of 50% of his remaining unvested options. If, in connection with a change in control, Mr. Wadas is terminated without cause or resigns for good reason within twelve (12) months following such change in control, he will receive accelerated vesting of 100% of his remaining unvested options.

Pursuant to the Indemnification Agreement, the Company agrees to indemnify Mr. Wadas against certain liabilities that may arise by reason of his status or service as Senior Vice President of Worldwide Field Operations of the Company and to advance his expenses incurred as a result of any proceeding as to which he may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Mr. Wadas may have under the Company’s Fourth Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated By-Laws and applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date: October 20, 2008	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer, Senior Vice President of Finance, and Treasurer